                                                                      Exhibit 20


                                                                ----------------
                                                                        Date

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, ____________________ (the "Company"), a ______________
corporation, with principal offices located at ____________________, hereby promises to pay to ____________________ ("Payee"), the sum of ________________
($__________) dollars, upon the following terms and conditions:

     (1) INTEREST AND PAYMENTS. This Note shall bear interest at __________ percent (__%) per annum. The Note shall be payable as follows:


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     (2) PLACE OF PAYMENT. The principal and interest shall be payable at the offices of the Company or wherever the Payee may designate in writing.

     (3) PREPAYMENT. This Note may be prepaid in whole or in part without penalty, at any time, at the option of the Company.

     (4) DEFAULT. If there is a default in the payment of principal of or interest on this Note, which default is not cured within 60 days after receiving written notice of same from Payee, the entire principal amount and interest on the unpaid balance shall become due and payable and the Company shall immediately pay the same. In the event of default, payments shall be first applied against interest and then principal.

     (5) SUBORDINATION. This Note is subordinated in right of payment to all indebtedness of the Debtor to Chemical Bank pursuant to a Subordination Agreement dated March 17, 1992. The rights of the holder of this Note to the principal sum or any part hereof and the interest due hereon are and shall remain subject and subordinate to the claims of all secured creditors of the Company, and upon dissolution or liquidation of the Company, no payment shall be due or payable upon this Note until all secured creditors of the Company shall have been paid in full.

     (6) COLLECTION. In the event default is made in the payment as herein required, then the Company does hereby covenant and agree to pay all costs incurred in the collection of this Note or making the same current, including Court costs and reasonable attorney's fees, whether said attorney's services are in connection with a Court suit or are services rendered in the collection of this Note.

     (7) PRESENTATION. Payment to the Payee of any principal and interest shall be complete discharge of the Company's liability with respect to such payment but the Company may, at any time, require the presentation of this Note as a condition precedent to such payment.

     (8) NO RECOURSE. No recourse shall be had for the payment of the principal of or interest upon this installment note, or for any claim based hereon or otherwise against any past, present or future incorporator, shareholder, officer, director or attorney of the Company, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment or penalty, or by reason of any matter prior to the delivery of this note or otherwise, all such liability, by the acceptance hereof and as a part of the consideration of the issue hereof, being expressly waived,

     (9) APPLICABLE LAW. This Note shall be construed in accordance with the laws of the State of ____________________.





                                       By:
                                          -------------------------------------
                                                          President




                                             SCHEDULE OF PROMISSORY NOTES

                                                    BALANCE
    DATE ISSUED             PAYABLE TO              9/30/93          INTEREST RATE                    PAYMENT
===================== ======================== ================== ==================== ======================================
10/01/93(1)*          Frank J. Olsen                $ 14,888.00   6%                   Interest paid annually
--------------------- ------------------------ --------------------------------------- on December 31;
10/01/93(1)*          Martin A. Olsen                $ 4,108.00   6%                   due date is 07/01/97.
--------------------- ------------------------ ------------------ --------------------
10/01/93(1)*          Florence J. Olsen             $ 14,888.00   6%
--------------------- ------------------------ ------------------ --------------------
10/0l/93(2)*          Frank J. Olsen                $ 50,000.00   6%
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)*          Martin A. Olsen                $50,000.00   6%
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)*          Florence J. Olsen              $50,000.00   6%
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)*          Frank J. Olsen                 $24,533.00   6%
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)*          Martin A. Olsen               $ 17,908.90   6%
--------------------- ------------------------ ------------------ --------------------
10/0l/93(2)*          Florence J. Olsen             $ 67,500.00   6%
--------------------- ------------------------ ------------------ -------------------- --------------------------------------
10/01/93(1)           Frank J. Olsen, Jr.           $ 14,046.00   Chem Prime           Interest paid annually
--------------------- ------------------------ --------------------------------------- on January 2; principal
10/01/93(1)           Carol Robie                   $ 28,765.00   Chem Prime           payable on demand.
--------------------- ------------------------ ------------------ --------------------
10/01/93(1)           James Olsen                   $ 42,201.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(1)           James Olsen                   $ 11,333.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(1)           Carol Robie                   $ 39,667.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(1)           Frank J. Olsen, Jr.           $ 11,333.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(1)           Martin Olsen, Jr.             $ 68,000.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)           Florence J. Olsen             $160,000.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)           Frank Olsen                    $50,000.00   Chem Prime
--------------------- ------------------------ ------------------ --------------------
10/01/93(2)*          Florence J. Olsen             $105,968.00   Chem Prime
--------------------- ------------------------ ------------------ -------------------- --------------------------------------
11/10/92(1)*          Mary Wilson                   $331,826.91   6%                   Principal and interest
--------------------- ------------------------ --------------------------------------  paid semi-annually on
11/10/92(1)*          James Olsen                   $331,826.91   6%                   November 1 and May 1 in the
                                                                                       amount of $19,910.70, with a
                                                                                       final payment of $8,907.89 on
                                                                                       11/01/05.
--------------------- ------------------------ ------------------ -------------------- --------------------------------------
01/01/90(2)*          Florence J. Olsen             $286,044.10   6%                   Principal and interest paid
                                                                                       quarterly on March 31, June 30,
                                                                                       September 30, and December 31
                                                                                       through 12/31/03.
--------------------- ------------------------ --------------------------------------
12/30/82(3)*          Florence J. Olsen             $252,948.14   6%
===================== ======================== ================== ==================== ======================================

-------------------
(1)      Issued by Kensol-Olsenmark, Inc.
(2)      Issued by Foilmark Manufacturing Corporation
(3) Issued by F.M.F. Properties, Inc.; assumed by Kensol-Olsenmark, Inc. upon merger
*        Subordinated to Chemical Bank pursuant to Subordination Agreements